Ex 16

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: Syntroleum Corporation File No. 0-21911

March 20, 2008

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Syntroleum Corporation dated March 17, 2008, and agree with the statements concerning our Firm contained in the first three paragraphs therein.

Very truly yours,

/s/ GRANT THORNTON LLP

Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd